Exhibit 6.3

Promissory Note

1.	Names

Borrower:

Kevin Paffrath

8164 Platinum Avenue

Ventura, California 93004

Lender:

House Hack, Inc., a Wyoming corporation
8164 Platinum Street

Ventura, California 93004

2.	Promise to Pay

The borrower executed a Promissory Note dated November 1, 2022, for the purchase price of 1,000,000 shares of voting stock of House Hack, inc. This note replaces the original note and modifies with the following provisions:

•	For value received, Borrower was granted 1,000,000 shares of unrestricted voting stock as of December 31, 2022. The original issue price of the shares was $1,000,000.

•	As a result of this modified note, the stock shall be considered issued as of January 1, 2023.

•	This note shall be a full recourse note secured by any and all personal assets of Kevin Paffrath.

•	The note bears interest at the current short term applicable federal rate of 4.55% with interest accruing as of January 1, 2023.

3.	Payment Date

Borrower will pay the entire amount of principal and interest on or before September 30, 2023. The borrower may offset any balance due by loans and advances made personally on behalf of House Hack, Inc. The final amount of loans and advances will be determined and applied prior to the final pay off of this note.

Promissory Note — Page 1

4.	Prepayment

Borrower may prepay all or any part of the principal without penalty.

5.	Security

This note is a fully secured by any and all personal assets of Kevin Paffrath. This note shall be considered a full recourse note.

6.	Collection Costs

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender’s costs and lawyer’s fees in an amount the court finds to be reasonable.

7.	Notices

All notices must be in writing. A notice may be delivered to Borrower or Lender at the address specified in section 1, above, or to a new address that Borrower or Lender has designated in writing. A notice may be delivered:

•	in person

•	by certified mail, or

•	by overnight courier.

8.	Governing Law

This agreement will be governed by and construed in accordance with the laws of the state of California.

9.	Severability

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this note invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

Promissory Note — Page 2

10.	Disputes

If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected.

The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected.

Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers’ fees, will be allocated by the arbitrator.

BORROWER

Dated:	01/12/2023

By:	/s/ Kevin Paffrath
Kevin Paffrath
8164 Platinum Avenue
Ventura, California 93004

Promissory Note — Page 3

UNANIMOUS WRITTEN CONSENT IN LIEU OF
SPECIAL MEETING OF

THE DIRECTORS OF
HOUSE HACK, INC

The undersigned, being all of the members of the Board of Directors of House Hack, Inc., a Wyoming corporation, hereby consents to and adopt in all respects the following resolutions and waiver notice of the meeting of the Board of Directors, and such consent shall have the same force and effect as a voice vote of the undersigned at a meeting of the Board of Directors of the corporation duly called and held.

RESOLVED THAT: In order to issue Kevin Paffrath all interests and rights to 1,000,000 voting shares of the corporation, the board has cancelled the original Promissory Note dated 11/1/2022 and replaced the note with a full recourse note dated 1/12/2023.

There being no further business to come before the meeting, it was adjourned on motion duly made and carried.

IN WITNESS WHEREOF, this consent is executed as of January 12, 2023.

Kevin Paffrath

/s/ Kevin Paffrath

Bill Stewart

/s/ Bill Stewart

Ross Gerber

/s/ Ross Gerber

Nick Vaughn

/s/ Nick Vaughn

Robert Carey

/s/ Robert Carey

Promissory Note

1.	Names

Borrower:

Kevin Paffrath

8164 Platinum Avenue

Ventura, California 93004

Lender:

House Hack, Inc., a Wyoming corporation

8164 Platinum Street

Ventura, California 93004

2.	Promise to Pay·

For value received, Borrower promises to pay Lender $1,000,000 with zero interest.

3.	Payment Date

Borrower will pay the entire amount of principal on or before September 30, 2023.

4.	Prepayment

Borrower may prepay all or any part of the principal without penalty.

5.	Security

This is secured by l,000,000 shares of Voting Stock of House Hack, Inc.

Promissory Note — Page 1

6.	Collection Costs

If Lender prevails in a lawsuit to collect on this note, Borrower will pay Lender’s costs and lawyer’s fees in an amount the court finds to be reasonable.

7.	Notices

All notices must be in writing. A notice may be delivered to Borrower or Lender at the address specified in section 1, above, or to a new address that Borrower or Lender has designated in writing. A notice may be delivered:

•	in person

•	by certified mail, or

•	by overnight courier.

8.	Governing Law

This agreement will be governed by and construed in accordance with the laws of the state of California.

9.	Severability

If any court determines that any provision of this promissory note is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this note invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

10.	Disputes

If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected.

The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, it will be arbitrated by an arbitrator to be mutually selected.

Judgment on the arbitration award may be entered in any court that has jurisdiction over the matter. Costs of arbitration, including lawyers’ fees, will be allocated by the arbitrator.

Promissory Note — Page 2

BORROWER

Dated:	11/1/2022

By:	/s/ Kevin Paffrath
Kevin Paffrath
8164 Platinum Avenue
Ventura, California 93004

Promissory Note — Page 3